EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Cannabis Corporation

We hereby consent to the use in the Registration Statement of United Cannabis Corporation on Form S-1 of our report of Independent Registered Public Accounting Firm, dated April 15, 2015, on the consolidated balance sheets of United Cannabis Corporation and its subsidiary company as of December 31, 2014, and the related statement of operations, changes in shareholders’ equity (deficit) and cash flows for the year then ended which appear in such Registration Statement.

Sincerely,

/s/ Cutler & Co. LLC

Cutler & Co., LLC

Wheat Ridge, Colorado

February 17, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Cannabis Corporation

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated April 26, 2016 on the balance sheet of United Cannabis Corporation as of December 31, 2015, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2015.

/s/ B.F. Borgers, CPA PC

B.F. Borgers, CPA PC

February 17, 2017

Lakewood, Colorado